Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-219252 and 333-222215 on Form S-8 of Esquire Financial Holdings, Inc. of our report dated March 29, 2018, with respect to the consolidated financial statements of Esquire Financial Holdings, Inc., which report appears in this Annual Report on Form 10-K of Esquire Financial Holdings, Inc. for the year ended December 31, 2017.
/s/ Crowe Howath LLP

Crowe Horwath LLP
Livingston, New Jersey
March 29, 2018